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                                                                  EXHIBIT 10.129

                              CAROLCO PICTURES INC.
                              8800 SUNSET BOULEVARD
                          LOS ANGELES, CALIFORNIA 90069


                    Effective Date:  October 28, 1994

Mr. Robert W. Goldsmith
17822 Oakrock Court
Granada Hills, California 91344

          Re:  EMPLOYMENT AGREEMENT

Dear Mr. Goldsmith:

     When executed by you ("Employee") and by a duly authorized representative of us, CAROLCO PICTURES INC. ("Employer"), this letter agreement will set forth amendments to that certain Employment Agreement dated April 1, 1991, between Employee and Employer, as amended by that certain Letter Agreement dated November 2, 1992 (the "Agreement").

     Paragraph 1.3 of the Agreement is hereby deleted and replaced in its entirety as follows:

     1.3 TERM/EXCLUSIVITY. The term of employment shall commence on the effective date hereof and shall continue until the earlier of September 30, 1996, or the occurrence of any other event of termination as provided below (the "Term"). The Services shall be rendered on a full-time basis during normal working hours and all Services of Employee shall be exclusive to Employer and its affiliates.

     Paragraph 2.1 of the Agreement is hereby deleted and replaced in its entirety as follows:

     2.1 BASE COMPENSATION. In full consideration for the Services to be rendered by Employee pursuant hereto and in complete discharge of Employer's salary obligations hereunder, Employer shall pay to Employee and Employee shall accept a fixed salary of One Hundred Eighty-Five Thousand Dollars ($185,000) during the first year of the Term; Two Hundred Five Thousand Dollars ($205,000) during the second year of the Term; Two Hundred Twenty-Five Thousand Dollars ($225,000) during the third year of the Term; Two Hundred Forty-Five Thousand Dollars ($245,000) during the fourth year of the Term; Two Hundred Sixty-Five Thousand Dollars ($265,000) during the fifth year of the Term and Two Hundred Eighty-Five Thousand Dollars ($285,000) during the final six months of the Term. Such salary shall be payable in equal payments, not less frequently than twice per month, unless otherwise agreed to by the parties in writing. Such amounts shall be subject to such deductions for taxes, social security and other withholdings as may be required by law.

     A new paragraph 2.9 shall be added which shall read in its entirety as follows:
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Robert W. Goldsmith
Employment Agreement Amendment
As of October 28, 1994
page 2


     2.9 SIGNING BONUS. As an inducement to Employee to extend the original Term until March 31, 1996, Employer shall pay to Employee a Signing Bonus of One Hundred Thirty-Two Thousand, Five Hundred Dollars ($132,500) immediately upon the signing of this Amendment.

     The last sentence of Paragraph 3.4(b) shall be deleted.

     Except as otherwise set forth above, all of the terms and conditions of the Agreement shall remain in full force and effect.

     Please confirm your agreement with the foregoing by signing below where indicated.

                                   Very truly yours,

                                   CAROLCO PICTURES INC.


                                   By:  /s/ Lynwood Spinks
                                      ---------------------------
                                   Its:  Executive Vice President
                                       --------------------------
Agreed and Accepted


/s/ Robert W. Goldsmith
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    Robert W. Goldsmith